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                               PURCHASE AGREEMENT

                                     between

                         Auto Credit Clearinghouse L.P.

                                       and

                       National Auto Finance Company L.P.

                              _____________________

                          Dated as of October 21, 1996


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                               PURCHASE AGREEMENT

            PURCHASE AGREEMENT, dated as of October 21, 1996, by and between Auto Credit Clearinghouse L.P., a Delaware limited partnership ("ACCH") and National Auto Finance Company L.P., a Delaware limited partnership ("NAFCO").

                              W I T N E S S E T H:

            In consideration of the mutual covenants herein contained, ACCH and NAFCO agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 21, 1996, by and among National Financial Auto Funding Trust (the "Funding Trust"), as Transferor, NAFCO, as Servicer, and Harris Trust and Savings Bank, not in its individual capacity but solely as Trustee (the "Trustee").

            1.2 Other Definitions. When used in this Agreement, the following words and phrases shall have the following meanings:

            Contract Assets: The assets sold, transferred, conveyed and assigned by ACCH to NAFCO pursuant to this Agreement, which consist of (i) all Contracts identified in the Contract Schedules attached to the Conveyances delivered hereunder on each Subsequent Transfer Date; (ii) all monies paid or payable thereunder on or after the related Cut-Off Date, (iii) the Contract Files relating to such Contracts; (iv) property which secured any such Contract and which has been acquired by Repossession or otherwise; (v) all rights to Insurance Proceeds and Liquidation Proceeds with respect to any such Contract;
(vi) ACCH's rights against Dealers under the Dealer Agreements in respect of the representations and warranties made by the Dealer thereunder with regard to the related Contracts and (vii) the proceeds of the foregoing and the rights to enforce the foregoing.

            Contract Documents: With respect to a Contract, all Contract papers and documents (including those contained in the Contract File) and all other papers and records (including computerized data) of whatever size or description, whether developed or originated by ACCH, a Dealer or another Person, required to document the Contract or to service the Contract.

            Contract File: With respect to a Contract, the fully executed original of such Contract; the assignment of such Contract by a Dealer to ACCH; the original Title Document or UCC financing statement evidencing that the security interest in a Financed Vehicle granted to

ACCH under such Contract has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public records office, in which case ACCH will deliver to NAFCO, on the Closing Date or the Subsequent Transfer Date, as the case may be, an Officer's Certificate of ACCH indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows ACCH as the lienholder or secured party and that ACCH will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing agreement; and the original application of the related Obligor to obtain the financing extended by such Contract.

            Contract Schedule: The schedule of Contracts attached as Schedule 1 to any Conveyance delivered hereunder, such schedule identifying each Contract by name of the Obligor and setting forth as to each Contract its Individual Sold Balance as of the applicable Cutoff Date, loan number, Contract Rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

            Conveyance: As defined in Section 2.3(b).

            Purchase Price: As defined in Section 2.1.

                                   ARTICLE II

                                PURCHASE AND SALE

            2.1 Purchase and Contribution. Subject to and on the terms and conditions set forth herein, ACCH hereby agrees to sell, transfer , convey and assign, without recourse except as expressly provided herein, all of its right, title and interest in and to the Contract Assets to NAFCO on each Subsequent Transfer Date. NAFCO agrees to pay to ACCH on each Subsequent Transfer Date as the purchase price (the "Purchase Price") for the Contract Assets sold hereunder on such date an amount equal to 100% of the aggregate Outstanding Principal Balance of the Contracts included in such Contract Assets as of the related Cut-off Date.

            2.2 Filings. On or prior to the Closing Date, ACCH shall have filed in the office of the Secretary of State of Florida a UCC financing statement or statements, appropriate under the applicable UCC, to reflect the transfer of the Contract Assets from ACCH to NAFCO and to protect NAFCO's interest in the Contract Assets against all other Persons. ACCH shall thereafter file any appropriate continuation statements in respect thereof.

            2.3 Sales. (a) On or prior to each Subsequent Transfer Date, ACCH shall notify NAFCO in writing of the outstanding principal amount of eligible Contracts included in Contract Assets available to be sold and conveyed by ACCH to NAFCO on such Subsequent Transfer Date pursuant to this Agreement, and subject to the terms and conditions of this Agreement, ACCH shall, on the applicable Subsequent Transfer Date, sell and convey to NAFCO eligible Contracts and other Contract Assets having an aggregate outstanding principal amount equal to the amount specified in such written notice. Each Subsequent Transfer Date shall be on the date and at the time and place mutually agreed upon by NAFCO and

ACCH. Payment


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

of the Purchase Price for the Additional Contracts and other Contract Assets sold and conveyed on a Subsequent Transfer Date shall be made by NAFCO to ACCH in immediately available funds to an account at a bank designated to NAFCO by ACCH.

            (b) On or prior to any Subsequent Transfer Date, ACCH shall (i) deliver to NAFCO a conveyance instrument substantially in the form attached hereto as Exhibit A (a "Conveyance") with respect to the Contract Assets sold and conveyed hereunder on such Subsequent Transfer Date, (ii) deliver to NAFCO or such other Person as NAFCO shall direct the original motor vehicle retail installment sale contracts, duly endorsed by ACCH, and the Contract Files with respect to each Additional Contract included in the Contract Assets then being sold to NAFCO, (iii) deliver to NAFCO or such other Person as NAFCO shall direct cash equal to all payments received by ACCH on such Additional Contracts on or after the applicable Cut-off Date and on or before two Business Days prior to such Subsequent Transfer Date. Within two Business Days after such Subsequent Transfer Date, ACCH shall deliver to NAFCO or such other Person as NAFCO shall direct all other payments received by ACCH on such Additional Contracts on or after the applicable Cut-off Date and on or before such Subsequent Transfer Date. NAFCO hereby directs ACCH to deliver the materials referenced in the preceding clause (ii) of the second preceding sentence to OFSA, as Custodian, and hereby directs ACCH to remit any payments received by ACCH and referenced in the preceding sentence or in clause (iii) of the second preceding sentence to the Collection Account.

            2.4 No Recourse. Except as specifically provided in this Agreement, the sale and purchase of Contracts and the other Contract Assets under this Agreement shall be without recourse to ACCH; provided that ACCH shall be liable to NAFCO for all representations, warranties and covenants made by ACCH pursuant to the terms of this Agreement, it being understood that such obligations of ACCH do not constitute recourse for the credit risk of the Obligors.

            2.5 True Sales. ACCH and NAFCO intend that the transactions contemplated hereby be true sales of Contracts and other Contract Assets by ACCH to NAFCO providing NAFCO with the full benefits of ownership of the Contracts and other Contract Assets free and clear of any Liens, and neither ACCH nor NAFCO intends the transactions contemplated hereby to be, or for an purpose to be characterized as, a loan from NAFCO to ACCH. ACCH shall reflect sales of the Contract Assets hereunder on its balance sheet and other financial statements as sales of assets, and shall treat such sales as sales for all purposes. ACCH will respond to third party inquiries by indicating that the Contracts have been sold.

            2.6 Receipt of Payments after Closing Date and Subsequent Transfer Dates. NAFCO shall be entitled to all payments received or receivable with respect to any Contract or Additional Contract sold and conveyed by ACCH to NAFCO hereunder that are received on and after the applicable Cut-off Date. If

ACCH receives any payment on a Contract belonging to the Trust, ACCH promptly shall turn such payment over to the Trustee not later than two Business Days after receipt for deposit in the Collection Account.

            2.7 Servicing of Contracts. Consistent with NAFCO's ownership of the Contract Assets, NAFCO shall have the sole right to service, administer and collect the Contracts, to assign such right and to delegate such right to others. In consideration of NAFCO's purchase


                                      3

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of the Contract Assets, ACCH agrees to cooperate fully with NAFCO to facilitate the full and proper performance of such duties and obligations for the benefit of NAFCO.

            2.8 Protection of Title to Interest. (a) ACCH shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of NAFCO under this Agreement in the Contract Assets and in the proceeds thereof. ACCH shall deliver (or cause to be delivered) to NAFCO file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) ACCH shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by NAFCO in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) and NAFCO at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect NAFCO's interest in the Contract Assets, which filings shall be made no later than 30 days after the effective date of any such change.

            (c) ACCH shall give NAFCO at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect NAFCO's interest in the Contract Assets, which filings shall be made no later than 30 days after the effective date of any such change. ACCH shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

            (d) If at any time ACCH proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, ACCH shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Contract, indicate clearly that such contract has been sold and is owned by the Trust unless such Contract has been paid in full or repurchased by ACCH, the Transferor or the Servicer.

            (e) ACCH shall permit NAFCO, the Trustee, the Certificate Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from ACCH's records regarding any Contracts or any other portion of the Contract Assets.


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                                   ARTICLE III

                              CONDITIONS PRECEDENT

            3.1 NAFCO's obligation to purchase Contract Assets hereunder on each Subsequent Transfer Date shall be subject to the execution, delivery and effectiveness of the Pooling and Servicing Agreement and the delivery of the purchase price for the Certificates to Funding Trust by the initial purchasers thereof. In addition, the obligation of NAFCO to purchase Contract Assets hereunder on each Subsequent Transfer Date shall be further subject to the satisfaction of the following conditions on or before the Closing Date or such Subsequent Transfer Date, as the case may be:

            (i) all representations and warranties of ACCH contained in Section 4.1(a) shall be true and correct and all representations and warranties of ACCH in Section 4.1(b) shall be true and correct with respect to the Contracts sold transferred, conveyed and assigned to NAFCO on such Subsequent Transfer Date, in each case, on and as of such Subsequent Transfer Date;

            (ii) on such Subsequent Transfer Date, ACCH shall have duly completed and executed and delivered to NAFCO a Conveyance conforming to the requirements of Section 2.3(b);

            (iii) on or before such Subsequent Transfer Date, as the case may be, (a) ACCH shall have delivered to NAFCO or such other Person as NAFCO shall direct the original motor vehicle retail installment sale contract, duly endorsed by ACCH to NAFCO or such other Person as NAFCO shall direct, and the Contract Files that relate to each Contract included in the Contract Assets then being sold by ACCH to NAFCO and (b) ACCH shall have performed all other obligations then required to be performed by it pursuant to this Agreement, including, without limitation, Sections 2.2 and 2.3(b);

            (iv) no Bankruptcy Event or Servicer Default shall have occurred and be continuing on and as of such Subsequent Transfer Date;

            (v) as of such Subsequent Transfer Date, the Contracts then in the Trust, together with the Additional Contracts to be transferred to NAFCO on such Subsequent Transfer Date, shall meet the following criteria (computed based on the characteristics of the Additional Contracts as of the applicable Subsequent Cut-off Date): (A) the weighed average Contract Rate of the Contracts shall not be less than 18.0%, (B) the weighted average remaining term of the Contracts shall not be greater than 55 months, and (C) not more than 80% of the aggregate Outstanding Principal Balance of the Contracts shall represent loans to finance the purchase of used Financed Vehicles and (D) the final scheduled payment date on the Contract with the latest maturity shall not be later than April 30, 2002; and

            (vi) all conditions precedent in Section 2.06 of the Pooling and Servicing Agreement to the transfer and assignment of such Additional Contracts to the Trust pursuant to the Pooling and Servicing Agreement shall have been satisfied.


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                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            4.1 (a) ACCH hereby represents, warrants and covenants to NAFCO on and as of the Closing Date and each Subsequent Transfer Date that:

            (i) ACCH is a Delaware limited partnership duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement; ACCH has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by ACCH and the consummation of the transaction contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of ACCH (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally); and all requisite partnership action has been taken by ACCH to make this Agreement valid and binding upon ACCH;

            (ii) ACCH is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except for those which have been obtained;

            (iii) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the partnership agreement of ACCH or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which ACCH or its property is subject, or result in the violation of any law (including, without limitation, any bulk transfer or similar law), rule, regulation, order, judgment or decree to which ACCH or its property or the Contracts are subject;

            (iv) no statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made;

            (v) neither ACCH nor any of its subsidiaries or affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or is subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of ACCH to perform its obligations under this Agreement


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            (vi) there are no actions, suits or proceedings pending or, to the knowledge of ACCH, threatened against ACCH, before or by any court, regulatory body, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, which will, if determined adversely to ACCH, affect the validity or enforceability hereof or materially and adversely affect ACCH's ability to perform its obligations under this Agreement;

            (vii) ACCH has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated;

            (viii) ACCH shall not take any action to impair NAFCO's rights in any Contract; and

            (ix) ACCH is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder and under the Transaction Documents; ACCH is paying its debts as they become due; ACCH, after giving effect to the contemplated transactions, will have adequate capital to conduct its business.

            ACCH shall indemnify NAFCO and hold NAFCO harmless against any loss and damages resulting from a breach of the representations and warranties set forth in Section 4.1(a).

            (b) ACCH hereby represents and warrants to NAFCO as of the Closing Date with respect to the Initial Contracts originated by ACCH and sold and conveyed to NAFCO on the Closing Date by ACCH and as of each Subsequent Transfer Date with respect to the Additional Contracts originated by ACCH and sold and conveyed to NAFCO on such Subsequent Transfer Date by ACCH (unless another date or time period is otherwise specified or indicated in the particular representation or warranty):

                  (i) the information regarding such Contracts set forth in the applicable Contract Schedule or Receivables Schedule is true and correct in all material respects at the applicable Cut-off Date; each Contract was originated in the United States of America and no Obligor in the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

                  (ii) immediately prior to the Closing Date or such Subsequent
            Transfer Date, as the case may be, ACCH had a valid and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that exist or may hereafter arise, and ACCH had the full right to assign such security interest to NAFCO;

                  (iii) on and after the Closing Date or such Subsequent
            Transfer Date, as the case may be, there shall exist under the Contract a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle


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            securing such Contract (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of NAFCO or its assigns (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or such Subsequent Transfer Date which is prior to such interest);

                  (iv) (a) if such Contract was originated in a state in which notation of a security interest on the Title Document for the Financed Vehicle securing such Contract is required or permitted to perfect such security interest, the Title Document for such Financed Vehicle shows, or if a new or replacement Title Document is being applied for with respect to such Financed Vehicle the Title Document will show ACCH, as sole original holder of a security interest in such Financed Vehicle and (b) if such Contract was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show ACCH as the sole holder of a security interest in such Financed Vehicle;

                  (v) as of the Closing Date or such Subsequent Transfer Date,

            as the case may be, each such Contract has not been sold, assigned or pledged to any other Person other than an endorsement to the Servicer for purposes of servicing or any such pledge has been released, and ACCH has good and marketable title to each such Contract free and clear of any encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer each such Contract to NAFCO and, upon the transfers pursuant to Article II, NAFCO will have good and marketable title to each such Contract and will be the sole owner of each such Contract free and clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Contract by ACCH from a Dealer was not an extension of financing to such Dealer. No Dealer has a participation in, or other right to receive, proceeds of any Contract. ACCH has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies or Dealer Agreements or to payments due under such Contract;

                  (vi) as of the Closing Date or such Subsequent Transfer Date, as the case may be, no such Contract is delinquent for more than thirty days in payment as to any scheduled payment;

                  (vii) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there is no lien against any related Financed Vehicle for delinquent taxes;

                  (viii) as of the Closing Date or such Subsequent Transfer
            Date, as the case may be, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under


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            such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;

                  (ix) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Contract;

                  (x) each such Contract, and the sale of the Financed Vehicle securing such Contract, where applicable, complied, at the time it was made and as of the Closing Date or related Subsequent Transfer Date, as applicable, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair-credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment sales contracts and loans in particular, and the receipt of interest on, and the ownership of, such Contract by NAFCO will not violate any such laws;

                  (xi) each such Contract is a legal, valid and binding
            obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement of creditors' rights generally, and all parties to such Contract had full legal capacity to execute such Contract and all documents related thereto and to grant the security interest purported to be granted thereby;

                  (xii) as of the Closing Date or such Subsequent Transfer Date, as the case may be, the terms of each such Contract have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Contract Documents, and no such Contract has been satisfied, subordinated or rescinded;

                  (xiii) at the time of origination of each such Contract, the proceeds of such Contract were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Contract have been paid;

                  (xiv) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there is no default, breach, violation or event of acceleration existing under any such Contract (except payment delinquencies permitted by subparagraph (vi) above) and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Contract or would otherwise affect the value or marketability of such contract; and ACCH has not waived any such default, breach, violation or event of acceleration and as of the applicable Cut-Off Date, the related Finance Vehicle has not been repossessed;


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

                  (xv) at the origination date of each such Contract, the
            related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) the actual cash value of the related Financed Vehicle or (b) the unpaid balance owing on such Contract, less the related Unearned Finance Charge, (ii) naming ACCH as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Contract requires the Obligor to maintain physical loss and damage insurance, naming ACCH as an additional insured party;

                  (xvi) each such Contract was acquired by ACCH from a Dealer with which it ordinarily does business; such Dealer had full right to assign to ACCH such Contract and the security interest in the related Financed Vehicle and the Dealer's assignment thereof to ACCH is legal, valid and binding and ACCH had full right to assign to NAFCO such Contract and the security interest in the related Financed Vehicle and ACCH's assignment thereof to NAFCO is legal, valid and binding;

                  (xvii) each such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

                  (xviii) scheduled payments under each such Contract are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Contract) in substantially equal amounts to maturity, and will be sufficient to fully amortize such Contract at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Contract and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Contract may have been used to pay insurance premiums); the original term to maturity of such Contract was not more than 60 months;

                  (xix) the collection practices used with respect to each such
            Contract have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

                  (xx) there is only one original of each such Contract, the
            Servicer is currently in possession of the Contract Documents for such Contract and there are no custodial agreements in effect adversely affecting the rights of ACCH to make the deliveries required hereunder on the Closing Date or such Subsequent Transfer Date;

                  (xxi) as of the Cut-off Date or Subsequent Cut-off Date, as
            applicable, no Obligor was the subject of a current bankruptcy proceeding;

                  (xxii) the Contracts constitute "chattel paper" within the meaning of the UCC as in effect in the State of Florida, and all filings (including without


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            limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give NAFCO an ownership interest in the Contracts and the proceeds thereof and the remaining Contract Assets have been made, taken or performed;

                  (xxiii) by the Closing Date and prior to each Subsequent
            Transfer Date, as applicable, ACCH will have caused the portions of ACCH's servicing records relating to the Contracts to be clearly and unambiguously marked to show that the Contracts constitute part of the Trust Estate and are owned by the Trust in accordance with the terms of this Agreement;

                  (xxiv) no Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such contract under this Agreement. ACCH has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Contracts;

                  (xxv) no selection procedures adverse to the
            Certificateholders or to the Certificate Insurer have been utilized in selecting such Contract from all other similar Contracts originated by ACCH; and

                  (xxvi) The final scheduled payment date on the Initial
            Contract with the latest maturity is November 1, 2001. Each Contract is a Simple Interest or Actuarial Contract.

            In the event ACCH has breached any of the foregoing representations and warranties and NAFCO has accepted a retransfer or is required to accept a retransfer of the affected Contract pursuant to the Purchase and Contribution Agreement, ACCH shall, upon demand, repurchase such Contract from NAFCO. In addition, with respect to any Contract in respect of which the Title Document was being applied for on the Closing Date or the applicable Subsequent Transfer Date, as the case may be, if such Title Document has not been received by NAFCO or its transferee within 180 days after the Closing Date or such Subsequent Transfer Date, as the case may be and NAFCO is required to accept a retransfer of such Contract pursuant to the Purchase and Contribution Agreement, ACCH shall, upon demand by NAFCO, repurchase such Contract. Any such repurchases by ACCH shall be at a repurchase price equal to the Retransfer Amount determined in the manner provided in the Pooling and Servicing Agreement. Such repurchase price shall be paid by ACCH at the direction of NAFCO and upon receipt of such repurchase price, NAFCO shall release, or cause to be released, to ACCH the related Contract File and NAFCO or its transferee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in ACCH or its designee any Contract released pursuant thereto. Except as expressly provided in the next sentence, it is understood and agreed that the obligation of ACCH to purchase any Contract as to which such a breach has occurred and is continuing as described above shall constitute the sole remedy respecting such breach available to NAFCO. ACCH shall indemnify, defend and hold NAFCO harmless from and against any and all losses, damages, claims, expenses and liabilities arising out of or relating to a breach by ACCH of its representations and warranties in clauses (viii) and (x) of this Section

4.1(b).


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

            Notwithstanding Section 5.1, it is understood and agreed that the representations, warranties and covenants set forth in this Section 4.1 shall survive until the date upon which the Trust terminates pursuant to Section 9.01 of the Pooling and Servicing Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

            5.1 Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the close of business on the last day of the Revolving Period.

            5.2 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

            If to NAFCO:      National Auto Finance Company L.P.
                              One Park Place
                              Suite 200
                              621 N.W. 53rd Street
                              Boca Raton, Florida 33487

                              Attention:  President
                              Telecopy No:  (800) 787-6232
                              Confirmation:  (407) 997-2747

            If to ACCH:       Auto Credit Clearinghouse L.P.
                              One Park Place, Suite 550
                              621 N.W. 53rd Street
                              Boca Raton, Florida  33487
                              Attention: __________
                              Telecopy No: __________
                              Confirmation: _________

            If to Financial Security Assurance Inc.:

                              Financial Security Assurance, Inc.
                              350 Park Avenue
                              New York, New York  10022


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


                              Attention: Surveillance Department
                                         Re: National Auto Finance 1996-1 Trust,
                                             6.33% Automobile Receivables-
                                             Backed Certificates
                              Telecopy No:   (212) 339-3518
                                             (212) 339-3529
                              Confirmation:  (212) 826-0100

            If to the Trustee:

                              Harris Trust and Savings Bank
                              311 West Monroe Street, 12th Floor
                              Chicago, Illinois  60606

                              Attention: Indenture Trust Division
                              Telecopier:    (312) 461-3525
                              Confirmation:  (312) 461-4662

            5.3 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            5.5 Amendment. This Agreement may be amended from time to time by ACCH and NAFCO to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to matters or questions arising under this agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the Certificateholders and provided further that such action shall be consented to in writing by the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing).

            5.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            5.7 Assignment. This Agreement may not be assigned by ACCH or NAFCO except as contemplated by this Section, the Purchase and Contribution Agreement and the Pooling and Servicing Agreement; provided however, that simultaneously with the execution and delivery of this Agreement, NAFCO shall assign all of its right, title and interest under Section 4.1 to the Trustee on behalf of the Certificateholders and the Certificate Insurer, to which ACCH hereby


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

expressly consents. ACCH agrees to perform its obligations hereunder for the benefit of the Trust and further agrees that the Trustee or the Certificate Insurer may (but shall have no obligation to) enforce the provisions of Section
4.1 and exercise the rights of NAFCO to enforce the obligations of ACCH under
Section 4.1 on behalf of the Trust and the Certificateholders without the consent of NAFCO.

            5.8 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, which shall be considered to be third-party beneficiaries of this Agreement and shall be entitled to rely on and directly enforce the provisions of this Agreement. The Certificate Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a written note to ACCH and NAFCO. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

            5.9 No Petition. ACCH hereby agrees that it will not institute against NAFCO, or join any other Person instituting against NAFCO, any bankruptcy or insolvency proceeding under any applicable state or federal law so long as any Certificate issued pursuant to the Pooling and Servicing Agreement remains outstanding or there shall have not elapsed one year plus one day since the date of the final payment on the Certificates issued pursuant to the Pooling and Servicing Agreement. The foregoing shall not limit the right of ACCH to file any claim in or otherwise take any action with respect to any bankruptcy or insolvency proceeding that was instituted against NAFCO by any Person other than ACCH.


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

            IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first written above.


                                    NATIONAL AUTO FINANCE COMPANY L.P.


                                    By: NATIONAL AUTO FINANCE
                                        CORPORATION, as General Partner


                                    By: ____________________________________
                                        Name:
                                        Title:


                                    AUTO CREDIT CLEARINGHOUSE L.P.


                                    By: NATIONAL AUTO FINANCE
                                        CORPORATION, as General Partner


                                    By: ____________________________________
                                        Name:
                                        Title:


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